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                    Amendment to Loan And Security Agreement

         This Amendment to Loan and Security Agreement ("Amendment") is made as of this 15th day of May, 2003 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (successor by merger to LASALLE BUSINESS CREDIT, INC.) ("Lender"), 1735 Market Street, 6th Floor, Philadelphia, PA 19103, and STONEPATH GROUP, INC., a Delaware corporation ("Stonepath"), CONTRACT AIR, INC., a Minnesota corporation ("Contract Air"), DISTRIBUTION SERVICES, INC., a Minnesota corporation ("Distribution Services"), GLOBAL CONTAINER LINE, INC., a Washington corporation ("GLOBAL CONTAINER"), GLOBAL TRANSPORTATION SERVICES, INC., a Washington corporation ("Global"), M.G.R., INC., d/b/a AIR PLUS LIMITED, a Minnesota corporation ("Air Plus"), NET VALUE, INC., a Delaware corporation ("Net Value"), STONEPATH LOGISTICS DOMESTIC SERVICES, INC., a Delaware corporation ("Logistics"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., a Delaware corporation ("International Services") and STONEPATH OPERATIONS INC., a Delaware corporation ("Operations") (Stonepath, Contract Air, Distribution Services, Global, Global Container, Air Plus, Net Value, Logistics, International Services and Operations are referred to herein collectively as the "Initial Loan Parties" and each individually as an "Initial Loan Party") and UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC. d/b/a UNITED AMERICAN FREIGHT SERVICES, INC., a Michigan corporation ("United American") and TRANSPORT SPECIALISTS, INC., a Virginia corporation ("Transport" and together with United American, the "New Loan Parties").

                                   BACKGROUND

         A. On May 15, 2002, Lender and the Initial Loan Parties entered into a certain Loan and Security Agreement (which, as previously amended by certain Joinder Agreements (the "Joinders") is hereinafter referred to as the "Loan Agreement") to reflect certain financing arrangements between the parties thereto.

         B. The Loan Agreement and all other documents, instruments and agreements executed in connection therewith are collectively hereinafter referred to as the "Existing Financing Agreements".

         C. Pursuant to the Joinders, United American and Transport joined into and adopted the Existing Financing Agreements, became Loan Parties and assumed, along with the Initial Loan Parties, on a joint and several basis, the obligations and liabilities of the Initial Loan Parties thereunder. The term "Loan Parties" shall for all purposes refer to the Initial Loan Parties and the New Loan Parties.

         D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend their financing arrangements.

         E. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.



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         NOW THEREFORE, with the foregoing Background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

I.   AMENDMENTS

         1. The definition of "Capital Expenditures" in Section 1 of the Loan Agreement is deleted in its entirety and replaced by the following:

         "Capital Expenditures" shall mean with respect to any fiscal measurement period, the aggregate of all cash expenditures not funded as a result of the creation of a capitalized lease during such fiscal measurement period that are required by GAAP to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on a balance sheet, all calculated on a consolidated basis for the Loan Party Group in accordance with GAAP. For avoidance of doubt, no portion of the purchase price of any Permitted Acquisition shall be treated as a Capital Expenditure.

         2. The definition of "Consolidated EDITDA" in Section 1 of the Loan Agreement is deleted in its entirety and replaced by the following:

         "Consolidated EBITDA" shall mean, with respect to any fiscal measurement period, the sum of (i) Consolidated Net Income for such fiscal measurement period plus (ii) interest expense, income tax expense, depreciation and amortization expense for such fiscal measurement period, plus (iii) the difference (if a positive number) between (A) all cash dividends from a Foreign Subsidiary to a Domestic Subsidiary and (B) all loans made by a Domestic Subsidiary to a Foreign Subsidiary, plus (iv) expenses incurred in the ordinary course of business paid through the issuance of common stock in Stonepath, all determined on a consolidated basis for the Loan Party Group in accordance with GAAP.

         3. Section 13(b) of the Loan Agreement is deleted in its entirety and replaced by the following:

     (b) Indebtedness.

         No Loan Party shall create, incur, assume or become obligated (directly or indirectly), Indebtedness other than (i) the Loans, (ii) unsecured Subordinated Debt in an amount not to exceed $25,000,000 in principal outstanding in the aggregate for all Loan Parties at any one time, provided that, at all times during which any such Subordinated Debt is outstanding, the then outstanding principal balance of Revolving Loans outstanding under this Agreement is at least $5,000,000; (iii) the present indebtedness listed on
Schedule 11(n) hereto; (iv) unsecured indebtedness to trade creditors in the ordinary course of business on standard terms; and (v) a capital lease entered into by Stonepath, Logistics and Air Plus with LaSalle National Leasing Corporation for a term of at least 3 years with a total obligation of approximately $2,050,000 covering software systems, computers and ancillary equipment for the business operations of the foregoing co-lessees.

         4. Section 12(k) of the Loan Agreement is deleted in its entirety and replaced by the following:

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     (k) Carrier Confirmation Agreements.

         Loan Parties shall deliver to Lender no later than December 31, 2003 Carrier Confirmation Agreements from such common carriers whose total business with the Loan Parties would constitute at least 50% of the aggregate common carrier business of all Loan Parties conducted with all common carriers during the period from the Closing Date through December 31, 2003. Loan Parties shall nevertheless utilize all reasonable efforts to obtain Carrier Confirmation Agreements from all of its common carriers no later than December 31, 2003.

II.  Confirmation of Collateral

         Loan Parties hereby confirm that all security interests at any time granted by them to Lender continue in full force and effect and secure and shall continue to secure all of the Liabilities and that all assets subject thereto remain free and clear of any liens or encumbrances other than those in favor of Lender or as specifically set forth in the Loan Agreement and exhibits thereto.

III. Representations And Warranties

         Loan Parties hereby reaffirm all representations and warranties made to Lender under the Loan Agreement and all of the other Existing Financing Agreements and confirm that all are true and correct as of the date hereof. Each Loan Party further represents and warrants that (a) each has the power, authority and legal right to execute, deliver and carry out the terms of this Amendment, (b) such actions have been duly authorized by all necessary corporate action on the part of each Loan Party, (c) the officers executing this Amendment on its behalf have been similarly authorized and empowered, (d) this Amendment does not contravene any provisions of its Articles of Incorporation and By-laws, or of any instrument, contract or agreement to which either is a party or by which any of its properties is bound, and (e) no Event of Default is outstanding under the Loan Agreement.

IV.  Payment Of Expenses

         Loan Parties shall pay or reimburse Lender for its reasonable expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto, including, without limitation, attorneys' fees.

V.   Reaffirmation of Existing AgreemenTS

         This Amendment shall be deemed incorporated into and made part of the Loan Agreement. Except as expressly modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as previously amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

VI.  Miscellaneous

         1. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

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         2. Loan Parties agree to execute any other documents, instruments and writings, in form satisfactory to Lender, as Lender may reasonably request, as further evidence of Loan Parties' obligations hereunder and otherwise to carry out the intentions of the parties hereunder.

         3. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         4. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

         5. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Closing shall be deemed to have occurred hereunder when all parties hereto have executed and delivered to the others this Amendment or a duplicate original hereof.

                      [Signatures appear on following page]


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


LASALLE BUSINESS CREDIT, LLC.               STONEPATH GROUP, INC.
                                            CONTRACT AIR, INC.
                                            DISTRIBUTION SERVICES, INC.
BY:                                         GLOBAL CONTAINER LINE, INC.
   ----------------------------------       GLOBAL TRANSPORTATION SERVICES, INC.
                                            M.G.R., INC. d/b/a AIR PLUS LIMITED
                                            NET VALUE, INC.
                                            STONEPATH LOGISTICS INTERNATIONAL
                                              SERVICES, INC.
                                            STONEPATH OPERATIONS, INC.
                                            UNITED AMERICAN ACQUISITIONS AND
                                              MANAGEMENT, INC. D/B/A UNITED
                                              AMERICAN FREIGHT SERVICES, INC.
                                            TRANSPORT SPECIALISTS, INC.


                                            BY:
                                               ---------------------------------
                                                 As Authorized Officer of each
                                                 of the above-named Loan Parties












                          [Signature Page to Amendment]


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